Exhibit 99.1

HOPE Therapeutics™, Inc. and NRx Pharmaceuticals, Inc. (NASDAQ:NRXP) Announce Signing of Binding Term Sheet for $27 Million in Funding for HOPE Clinic Acquisitions and Pharmaceutical Operations

●	Anticipated capital from funds managed by Smith & Sauer to augment potential bank-financing for acquisition of HOPE Therapeutics clinics and support NRx Pharmaceutical operations.
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Purchase of $25 million in Series A Preferred Stock in HOPE Therapeutics (non-dilutive to NRXP shareholders) convertible into 1/3 of fully diluted HOPE Therapeutics equity, with a 15% current preferred dividend (non-callable for 2 years) for planned HOPE clinic acquisitions.

●	Purchase $2 million in NRx equity, above the most recent closing price, at $2.75 per share. Investor will also purchase 500,000 NRx shares from existing shareholders for $2.75 per share
●	In connection with both investments, investor shall receive warrants to purchase 3 million currently unregistered shares of NRx common stock at $3.00 per share with a 24-month term.
●	Smith & Sauer will also be entitled to receive royalties on net revenues from NRx product sales to a defined rate of return
●	Investment in HOPE Therapeutics is expected to enhance NRXP's balance sheet value, strengthening its financial position.
●	Smith & Sauer to join the HOPE Therapeutics and NRx Pharmaceuticals’ Boards of Directors

MIAMI, FL, January 6, 2025 – HOPE Therapeutics™, Inc., (“HOPE”), a medical and technology driven company, and a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (“NRx”, and collectively with HOPE, the “Company”) (Nasdaq:NRXP), today announced signing of a Binding Term Sheet with Smith & Sauer, LLC, for $25 million equity purchases to fund planned HOPE clinic acquisitions. Company management anticipates this new capital in combination with anticipated bank and/or bond lending to be sufficient to drive substantial revenue in HOPE clinic acquisition during 2025, as recently forecast by independent securities analysts. An additional $2 million equity investment in NRx Pharmaceuticals will be used to advance the Company’s new drug applications for NRX-100 and NRX-101.

“We are honored to partner with NRx and HOPE to tackle the pressing mental health challenges facing our nation, particularly within the military and veteran communities,” said Dallas Sauer, Co-Founder of Smith & Sauer.

“This partnership underscores the critical importance of addressing mental health with innovative and accessible solutions," said Anita Nunes, Co-Founder of Smith & Sauer. "We are proud to support HOPE and NRx in their mission to bring transformative care to underserved communities, including our veterans and military families."

“We wholeheartedly welcome Smith & Sauer and its founders, Mr. Dallas Sauer & Ms. Anita Nunes, to the NRx and HOPE family. Smith & Sauer’s long term strategic vision is well aligned with ours and we look forward to a productive relationship for years to come,” said Jonathan Javitt, MD MPH Chairman of NRx Pharmaceuticals. “In addition to Smith & Sauer’s investment and business acumen, their organization has decades of experience in design and implementation of health information technology systems that will be key to the integration of HOPE’s global network of clinics.

The binding Term Sheet, to be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission, provides $25 Million in Series A Preferred Stock convertible into 1/3 of fully diluted HOPE Therapeutics equity, with a 15% current preferred dividend and product royalties up to a total of $250 million in cumulative returns to the investor. Smith & Sauer will also purchase $2 million in NRx common stock at $2.75 per share. In consideration for the combined investment, Smith & Sauer shall receive warrants to purchase 3 million shares of currently unregistered shares of NRx common stock at $3.00 per share with a 24 month term. Additionally, Smith & Sauer will have the right to designate a director to join the HOPE Therapeutics and NRx Pharmaceuticals’ Boards of Directors.

The transactions contemplated by the Term Sheet are subject to execution of definitive agreements and the satisfaction of standard closing conditions.

About Smith & Sauer

Founded by Dallas Sauer and Anita Nunes, Smith & Sauer, LLC is a private investment firm specializing in strategic partnerships and capital investments across healthcare, technology, and emerging industries. With decades of experience in operational leadership, financial structuring, and technological innovation, Smith & Sauer is committed to fostering growth in mission-driven organizations. The firm’s investment philosophy centers on long-term value creation, aligning financial performance with societal impact. By leveraging its expertise in health information technology and clinic integration, Smith & Sauer plays a pivotal role in advancing cutting-edge solutions to address critical healthcare challenges.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a development stage healthcare delivery company that intends to develop a best-in-class network of interventional psychiatry clinics to offer ketamine transcranial magnetics stimulation (TMS) and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently initiated a New Drug Application filing for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the satisfaction of closing conditions necessary to consummate the acquisition of Kadima and Dura, and obtaining financing necessary to consummate the acquisitions. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, including the risk that the transactions contemplated by the LOI are not consummated, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy, liquidity, HOPE Therapeutic’s ability to consummate the acquisitions of providers for its national network, the Company’s ability to raise adequate capital to fund such acquisitions, and the Company’s ability to spin-off HOPE Therapeutics. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy

Chief Business Officer, NRx Pharmaceuticals

Co-Chief Executive Officer, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com